UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 13, 2023

PALTALK, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38717	20-3191847
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

30 Jericho Executive Plaza, Suite 400E Jericho, NY	11753
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 967-5120

(Former name or former address, if changed since last report)

Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	PALT	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 — Corporate Governance and Management

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 13, 2023, the board of directors (the “Board”) of Paltalk, Inc. (the “Company”) adopted amended and restated bylaws of the Company (as so amended and restated, the “Amended and Restated Bylaws”), effective immediately. The Amended and Restated Bylaws, among other things:

●	clarify that meetings of stockholders may be held in a hybrid in-person and virtual format;

●	modify the provisions relating to adjournment procedures and lists of stockholders entitled to vote at stockholder meetings, in each case, to reflect recent amendments to the Delaware General Corporation Law, as amended (the “DGCL”);

●	clarify the parameters for proxies in connection with stockholder meetings;

●	clarify that written consents of the Board may be documented, signed and delivered in any manner permitted by Section 116 of the DGCL;

●	provide that notices of meetings may be given by electronic transmission;

●	enhance procedural mechanics and disclosure requirements in connection with stockholder nominations of directors and submissions of stockholder proposals (other than proposals to be included in the Company’s proxy statement pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) at stockholder meetings, including without limitation, by requiring:

o	additional background information and disclosures regarding proposing stockholders, proposed nominees, proposed business, and other persons related to a stockholder’s solicitation of proxies;

o	any stockholder submitting a nomination or proposal notice to make a representation that such stockholder has complied with all applicable requirements of state law and the Exchange Act;

o	any stockholder submitting a proposal notice to make a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting;

o	any stockholder submitting a nomination or proposal notice to make a representation that such stockholder will provide the Company with the updates and supplements required by the Amended and Restated Bylaws; and

o	any stockholder submitting a nomination notice to make a representation as to whether such stockholder intends to solicit proxies in support of director nominees other than the Company’s nominees in accordance with Rule 14a-19 under the Exchange Act (“Rule 14a-19”), and if so, to include an undertaking that such stockholder will comply with the requirements of Rule 14a-19 and to provide, at the Company’s request, no later than five business days prior to the applicable meeting, reasonable evidence that the requirements of Rule 14a-19 have been satisfied;

●	provide that the chairperson of the Board, or in their absence or inability to act, certain other persons, shall act as chairperson of stockholder meetings;

●	clarify that a director’s verbal resignation is not effective until confirmed by the director in writing or by electronic transmission;

●	remove the requirement that officers of the Company be appointed annually;

●	modify the requirements for signatures on stock certificates to reflect amendments to the DGCL;

●	add a forum selection provision that provides that unless the Company consents in writing to the selection of an alternative forum, the federal district courts of the United States shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended; and

●	make various other updates, including ministerial and conforming changes.

The foregoing summary of the Amended and Restated Bylaws does not purport to be complete and is qualified in its entirety by reference to the complete text of the Amended and Restated Bylaws, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Section 9 — Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Amended and Restated Bylaws of Paltalk, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 17, 2023

PALTALK, INC.

	By:	/s/ Jason Katz
Jason Katz
Chief Executive Officer

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